Exhibit 99.1

APRIL 28, 2009

US GOLD INCREASES GOLD RESOURCES IN NEVADA

PRERELEASE Q1 2009 FINANCIAL SUMMARY

TORONTO, ONTARIO (APRIL 28, 2009) US GOLD CORPORATION (NYSE Amex:UXG) (TSX:UXG) (FRANKFURT:US8) is pleased to announce a substantial increase in the estimated mineral resource at the Company’s Gold Pick, Gold Ridge North, Cabin Creek and Hunter deposits located on the property commonly referred to by the Company as Gold Bar. The new estimate increased measured and indicated resources by 64% over the resource published on December 4, 2008. The deposits are located on US Gold’s 170 square mile (440 km(2)) property approximately 10 miles (16 km) south of US Gold’s Tonkin deposit on Nevada’s Cortez Trend. US Gold updated the estimate in order to incorporate new results from 20 holes drilled in 2008, and to include the Cabin Creek and Hunter deposits where there is sufficient historic drilling to define a resource. The current resource was prepared in accordance with the Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards pursuant to National Instrument 43-101 (“NI 43-101”) by Telesto Nevada Inc. of Reno, Nevada.

Table 1 - Gold Resources (Imperial Units)

	2009 Current Estimate				2008 Estimate				Change 2009-2008
Resource Category	Cutoff Grade (opt)	Tonnage (MM tons)	Gold Ounces	Avg. Grade (opt)	Cutoff Grade (opt)	Tonnage (MM tons)	Gold Ounces	Avg. Grade (opt)	Tonnage (MM tons)	Gold Ounces	Gold Ounces %
Gold Pick/Ridge
Measured	0.012	17.9	616,600	0.034	—	—	—	—	—	—	—
Indicated	0.012	3.5	64,600	0.018	0.0082	13.0	471,547	0.036	—	—	—
Measured + Indicated	0.012	21.5	681,200	0.032	0.0082	13.0	471,547	0.036	8.5	209,653	44%
Inferred	0.012	8.7	186,000	0.021	0.0082	2.2	94,677	0.044	6.5	91,323	96%

Cabin Creek
Indicated	0.012	3.2	76,700	0.024	—	—	—	—	—	—	—
Inferred	0.012	0.1	940	0.015	—	—	—	—	—	—	—

Hunter
Indicated	0.012	0.5	14,700	0.031	—	—	—	—	—	—	—
Inferred	0.012	0.1	2,000	0.015	—	—	—	—	—	—	—

TOTAL
Measured	0.012	17.9	616,600	0.034	—	—	—	—	—	—	—
Indicated	0.012	7.2	156,000	0.022	0.0082	13.0	471,547	0.036	—	—	—
Measured + Indicated	0.012	25.1	772,600	0.031	0.0082	13.0	471,547	0.036	12.1	301,053	64%
Inferred	0.012	8.9	188,940	0.021	0.0082	2.2	94,677	0.044	6.7	94,263	100%

Table 2 - Gold Resources (Metric Units)

	2009 Current Estimate				2008 Estimate				Change 2009-2008
Resource Category	Cutoff Grade (gpt)	Tonnage (MM tonnes)	Gold Grams (000s)	Avg. Grade (gpt)	Cutoff Grade (gpt)	Tonnage (MM tonnes)	Gold Grams (000s)	Avg. Grade (gpt)	Tonnage (MM tonnes)	Gold Grams (000s)	Gold Grams as %
Gold Pick/Ridge
Measured	0.411	16.3	19,144	1.176	—	—	—	—	—	—	—
Indicated	0.411	3.2	2,003	0.624	0.28	11.8	14,667	1.24	—	—	—
Measured + Indicated	0.411	19.5	21,147	1.085	0.28	11.8	14,667	1.24	7.7	6,481	44%
Inferred	0.411	7.9	5,782	0.734	0.28	2.0	2,945	1.51	5.9	2,837	96%

Cabin Creek
Indicated	0.411	2.9	2,387	0.829	—	—	—	—	—	—	—
Inferred	0.411	0.1	29	0.511	—	—	—	—	—	—	—

Hunter
Indicated	0.411	0.4	456	1.079	—	—	—	—	—	—	—
Inferred	0.411	0.1	63	0.521	—	—	—	—	—	—	—

TOTAL
Measured	0.411	16.3	19,144	1.176	—	—	—	—	—	—	—
Indicated	0.411	6.5	4,846	0.743	0.28	11.8	14,667	1.24	—	—	—
Measured + Indicated	0.411	22.8	23,990	1.053	0.28	11.8	14,667	1.24	11.0	9,324	64%
Inferred	0.411	8.1	5,874	0.729	0.28	2.0	2,945	1.51	6.1	2,930	100%

Footnotes for 2009 Resource:

1.               Canadian Institute of Mining (CIM) Definitions Standards have been followed for classifications of mineral resources.

2.               The author of this NI 43-101-compliant Technical Report was Jonathan M. Brown, CPG, MBA.

3.               The resource model was created using MicroMODEL mining software.

4.               Cutoff grade was selected by Telesto and is not based on economic assumptions specific to this project.

5.               The total number of drill holes used in the current model was 1,647.

6.               Figures may not add due to rounding.

The full NI 43-101 Technical Report will be published on www.sedar.com and on www.usgold.com within 45 days.

CONTINUING EXPLORATION AND RESOURCE EXPANSION

US Gold plans to continue exploration at Gold Bar and Tonkin in 2009 with the goal of discovering new areas of mineralization as well as expanding the existing resources further. Throughout the resource modeling process, US Gold geologists have been able to identify numerous areas of interest where they believe further drilling is warranted. Exploration in Mexico will focus on growing the high-grade silver/gold discovery at El Gallo, and exploring new areas of potential in the district.

PRELIMINARY ECONOMIC ASSESSMENT

US Gold intends to begin an evaluation process to consider factors such as mining and processing methods, metallurgical recoveries, environmental impacts, capital and operating costs, and rates of return for the Gold Bar project. It is anticipated that the next resource estimate will include a preliminary assessment that would outline the preliminary economics of producing gold at Gold Bar.

US GOLD RESOURCES

US Gold has NI 43-101-compliant resources at four of its current exploration projects and New Pass (50% joint venture with Bonaventure Enterprises Inc). Over the past three years, US Gold has been working to build its resources and has successfully increased estimates of gold and silver at all of its projects. Below is a summary of all US Gold’s current NI 43-101-compliant resources.

Table 3 - US Gold Resource Summary*

	Imperial Units			Metric Units
Resource Category	Tonnage (MM tons)	Gold Ounces	Avg. Grade (opt)	Tonnage (MM tonnes)	Gold Grams (000s)	Avg. Grade (gpt)
Tonkin, Nevada (May 2008)
Measured	19.3	820,000	0.042	17.5	25,505	1.440
Indicated	16.3	627,000	0.039	14.7	19,502	1.337
Measured + Indicated	35.6	1,447,000	0.041	32.3	45,007	1.406
Inferred	9.3	311,000	0.033	8.4	9,673	1.131

Gold Bar, Nevada (Apr 2009)
Measured	17.9	616,600	0.034	16.3	19,144	1.176
Indicated	7.2	156,000	0.022	6.5	4,846	0.743
Measured + Indicated	25.1	772,600	0.031	22.8	23,990	1.053
Inferred	8.9	188,940	0.021	8.1	5,874	0.729

New Pass 50%, Nevada (Apr 2006)
Inferred	6.2	135,950	0.022	5.6	4,229	0.754

Magistral, Mexico (Sept 2006)
Measured	7.6	420,277	0.055	6.9	13,086	1.890
Indicated	2.6	120,739	0.046	2.4	3,760	1.580
Measured + Indicated	10.3	541,016	0.053	9.3	16,840	1.810

TOTAL Gold Resources
Measured + Indicated		2,760,616			85,837
Inferred		635,890			19,776

	Tonnage (MM tons)	Silver Ounces	Avg. Grade (opt)	Tonnage (MM tonnes)	Silver Grams (000s)	Avg. Grade (gpt)
Palmarito, Mexico (Dec 2008)
Measured	2.9	5,991,521	2.05	2.7	186,366	70.2
Indicated	1.2	2,480,527	2.04	1.1	77,157	70.0
Measured + Indicated	4.1	8,472,048	2.04	3.8	263,523	70.1
Inferred	1.8	3,349,242	1.91	1.6	104,178	65.5

Footnotes:

*Figures may not add due to rounding.

PRERELEASE FIRST QUARTER 2009 FINANCIAL SUMMARY

US Gold expects to file its Form 10-Q quarterly report on Friday, May 8, 2009.  The Company expects to report a loss for the first quarter of 2009 of between ($0.05) and ($0.06) per share (unaudited) compared to a reported loss of ($0.06) per share for the first quarter of 2008 (unaudited). Activities during the quarter focused on drilling the new El Gallo discovery near the Magistral mine in Mexico and completing an updated resource estimate on our Gold Bar property in Nevada.  The Company’s cash balance at March 31, 2009 was approximately $6.6 million, and it had available working capital of approximately $11.1 million on an unaudited basis.

All dollar amounts referenced herein are in US dollars.

ABOUT US GOLD

US Gold Corporation is a United States-based gold and silver exploration company exploring in northeastern Nevada and north-western Mexico. US Gold’s shares trade on the NYSE Amex and Toronto Stock Exchanges under the symbol UXG and on the Frankfurt Exchange under the symbol US8.

QUALIFIED PERSON

The information contained herein has been prepared under the guidance of Steve Brown, Chief Geologist who is designated as a Qualified Person with the ability and authority to verify the authenticity and validity of this data. The resource estimate for Gold Pick, Gold Ridge North, Cabin Creek and Hunter deposits has been audited by Telesto Nevada Inc., a geological consulting firm in Reno, Nevada.

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain “forward-looking statements” within the meaning of the applicable securities laws. Such forward-looking statements may be identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s results of exploration, resource estimates, plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and other filings with the United States Securities and Exchange Commission, under the caption “Risk Factors”. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

Cautionary Note to U.S. Investors — All mineral resources have been estimated and disclosed in accordance with the definition standards on mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian Securities Administrators National Instrument 43-101 (NI 43-101), which requires disclosure of resources. Disclosure of “contained ounces” is only permitted if the quantity and grade of contained metal or mineral is included in the disclosure. U.S. reporting requirements for disclosure of mineral properties are governed by the United States Securities and Exchange Commission “SEC” Industry Guide 7. Canadian and Guide 7 standards are substantially different.

The SEC permits mining companies, in their filings with the SEC, to disclose only those mineral deposits defined as probable or proven reserves that a company can economically and legally extract or produce. We use certain terms in this news release, such as “measured,” “indicated,” and “inferred resources,” that the SEC guidelines strictly prohibit from including in filings with the United States SEC. Investors are urged to consider closely the disclosure in our annual report on Form 10-K, including the risk factors contained therein. You can review and obtain copies of this filing from the SEC’s website at http://www.sec.gov/edgar.shtml.

U.S. Investors should be aware that the issuer has no “reserves” as defined by Guide 7 and are cautioned not to assume that any part or all of mineral resources will ever be confirmed or converted into Guide 7 compliant “reserves.”

For further information contact:

Stefan M. Spears	Perry Y. Ing	Mailing Address
VP, Projects	CFO	99 George Street, 3rd Floor
Toronto, ON M5A 2N4
Tel: (647) 258-0395		E-mail: info@usgold.com
Toll Free: (866) 441-0690
Fax: (647) 258-0408